NEWS RELEASE

Teradata Reports Better Than Expected 2016 Second Quarter Results

•	Total revenue in the second quarter was $599 million versus $623 million in the second quarter of 2015

•	Revenue excluding the Marketing Applications business was $564 million,(2) down 4 percent (down 3 percent in constant currency)(1) from the second quarter of 2015

•	GAAP EPS was $0.49 in the second quarter, versus a $1.87 net loss per share in the prior year period

•	Second quarter non-GAAP EPS was $0.71, up 34 percent from $0.53 in 2015(2)

•	Year-to-date cash from operations was $350 million, versus $302 million in 2015

•	Year-to-date free cash flow was $297 million, versus $243 million in 2015(3)

•	Marketing Applications business was sold on July 1, 2016

•	Teradata’s business transformation moves from planning stage to execution stage

ATLANTA, Georgia - August 2, 2016 -- Teradata Corp. (NYSE: TDC) reported revenue of $599 million for the quarter ended June 30, 2016, versus $623 million in the second quarter of 2015. Revenue in the second quarter decreased 4 percent, down 3 percent when compared in constant currency. (1) Excluding the Marketing Applications business, revenue was $564 million,(2) which was down 4 percent, or down 3 percent in constant currency,(1) compared to $585 million in the second quarter of 2015.

Gross margin was 51.8 percent, as reported under U.S. Generally Accepted Accounting Principles (GAAP), versus 52.5 percent reported in the second quarter of 2015. On a non-GAAP basis, excluding stock-based compensation expense, special items and 2016 Marketing Applications business results as described in footnote #2, gross margin was 53.0 percent, versus 54.3 percent in the second quarter of 2015.(2) The decrease in gross margin for the quarter resulted primarily from deal mix.

Teradata reported GAAP net income of $64 million in the second quarter, or $0.49 per diluted share, which compared to net loss of $(265) million, or $(1.87) per share, in the second quarter of 2015. Stock-based compensation expense, special items and the Marketing Applications business reduced Teradata’s second quarter net income by $30 million, or $0.22 per diluted share. Excluding stock-based compensation expense, special items and the 2016 Marketing Applications business results, non-GAAP net income in the second quarter of 2016 was $94 million, or $0.71 per diluted share. (2) Non-GAAP net income was $76 million, or $0.53 per diluted share(2), in the second quarter of 2015.

“In the second quarter, we delivered solid results, advanced our strategy and accelerated the pace of our technology innovations,” said Vic Lund, president and CEO, Teradata Corporation. “My thanks go to the Teradata team for their enthusiastic welcome and for stepping up to advance our transformation.  Based on my recent visits across our global community, our customers trust both our market-leading technology and our ability to help them generate business value. We will remain unwavering in our focus on delivering what customers want and need,” said Lund.
Segment Revenue Performance
(in millions)

	For the Three Months Ended June 30
	2016	2015	% Change as Reported	% Change in Constant Currency(1)
Americas Data and Analytics	$325	$348	(7)%	(6)%
International Data and Analytics	239	237	1%	2%
Total Data and Analytics	$564	$585	(4)%	(3)%

Marketing Applications	35	38	(8)%	(7)%
Total Revenue	$599	$623	(4)%	(3)%
	For the Six Months Ended June 30
	2016	2015	% Change as Reported	% Change in Constant Currency(1)
Americas Data and Analytics	$620	$684	(9)%	(8)%
International Data and Analytics	455	445	2%	4%
Total Data and Analytics	$1,075	$1,129	(5)%	(3)%

Marketing Applications	69	76	(9)%	(8)%
Total Revenue	$1,144	$1,205	(5)%	(4)%
Operating Income
Reported operating income of $87 million in the second quarter of 2016 compared to a $(262) million GAAP operating loss in the second quarter of 2015, which was due to a goodwill impairment charge. On a non-GAAP basis, excluding stock-based compensation expense, special items and the Marketing Applications business, operating income was $131 million in the second quarter of 2016.(2) Non GAAP operating income was $107 million in the second quarter of 2015.(2) The year-over-year increase in non-GAAP operating income was primarily due to the company’s cost reduction initiatives, higher services gross margin rates, and the benefit of excluding the now-exited Marketing Applications business.

Cash Flow
During the second quarter 2016, Teradata generated $99 million of cash from operating activities, compared to $80 million in the prior year period. The increase in cash generation was largely due to the favorable year-over -year change in working capital. Teradata generated $72 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software)(3) in the second quarter of 2016, compared to $53 million in the same period in 2015. For the first half of 2016, Teradata generated $297 million of free cash flow, compared to $243 million in the prior year period.(3)
Balance Sheet
Teradata ended the second quarter 2016 with $909 million in cash, with over 98 percent of its cash held outside the United States. During the quarter, the company used $80 million of domestic cash to pay off its revolving credit facility. Additionally during the second quarter, Teradata purchased 600,000 shares of its stock for approximately $15 million.

As of June 30, 2016, Teradata had total debt of approximately $585 million, all of which was outstanding under a term loan. Teradata had no borrowings under its $400 million revolving credit facility as of that date.

Sale of Marketing Applications business
On July 1, 2016, Teradata completed the sale of its Marketing Applications business for approximately $90 million. After adjustments, closing costs and taxes, net proceeds from the sale were approximately $75 million, which will be used for general corporate purposes.

2016 Outlook
GAAP revenue for 2016 continues to be expected in the $2.320 billion to $2.390 billion range, which includes approximately $69 million of revenue generated from the Marketing Applications business before it was sold on July 1, 2016. Excluding the Marketing Applications business, revenue for 2016 continues to be expected in the $2.250 billion to $2.320 billion range.

Full-year 2016 GAAP earnings per share guidance is now $0.89 to $1.04. On a non-GAAP basis, which excludes stock-based compensation expense, other special items and the Marketing Applications business results, Teradata’s expectations for earnings per share remain in the $2.35 to $2.50 range.(2) Teradata’s Marketing Applications business experienced an $18 million operating loss in the first half of 2016 and approximately a $45 million operating loss in 2015.
Business Transformation Update
Teradata continues to make good progress in its business transformation, including the recent completion of the sale of its Marketing Applications business. The company has progressed from the planning stage to the execution stage of its transformation. Additionally, Teradata has moved from the cost reduction stage to active cost management as it invests for the future of the company, including its cloud-based initiatives and realignment of its go-to-market approach.

The company will provide more information regarding these initiatives during its earnings conference call today as well as during an Analyst Day that will take place on November 17, 2016 at Teradata’s R&D Labs located near San Diego, CA. More information regarding the Analyst Day will be provided in the near future.
Earnings Conference Call
A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s second quarter 2016 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s website at investor.teradata.com.
Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on the Investor Relations page of Teradata’s website.

1.
The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at investor.teradata.com, which is used to determine revenue on a constant currency (“CC”) basis.

	For the Three Months				For the Six Months
	Ended June 30				Ended June 30
Revenue	2016	2015	% Chg As Rpt’d	% Chg In CC	2016	2015	% Chg As Rpt’d	% Chg In CC
Products	$228	$256	(11)%	(10)%	$422	$497	(15)%	(14)%
(software/hardware)

Consulting services	192	194	(1)%	0%	371	366	1%	3%
Maintenance services	179	173	3%	5%	351	342	3%	4%
Total Services	371	367	1%	2%	722	708	2%	3%
Total Revenue	$599	$623	(4)%	(3)%	$1,144	$1,205	(5)%	(4)%

2.
Teradata reports its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Special items for the three months ended June 30, 2016 include $12 million ($9 million after-tax) for equity compensation expense, $2 million ($1 million after-tax) for amortization of acquired intangible assets and $20 million ($13 million after-tax) for acquisition-related transaction, integration and reorganization expenses. Teradata’s 2016 non-GAAP results also exclude the financial results for the Marketing Applications business which was sold on July 1, 2016. The Marketing Applications business had revenue of $35 million and a $7 million net loss in the second quarter, and revenue of $69 million and a $13 million net loss in the first half of 2016.

Special items for the three months ended June 30, 2015 include $13 million ($9 million after-tax) for equity compensation expense, $11 million ($6 million after-tax) for amortization of acquired intangible assets, $5 million ($3 million after-tax) for acquisition-related transaction, integration and reorganization expenses, $15 million ($9 million after-tax) for a gain on an equity investment, and $340 million ($332 million after-tax) for impairment of goodwill.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding special items and extraordinary transactions such as major divestitures, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release.
(in millions, except per share data)

	For the Three Months			For the Six Months
	Ended June 30			Ended June 30
Gross Margin:	2016	2015	%Chg As Rpt’d	2016	2015	%Chg As Rpt’d
GAAP Gross Margin	$310	$327	(5)%	$579	$604	(4)%

% of Revenue	51.8%	52.5%		50.6%	50.1%

Excluding:
Stock-based compensation expense	4	3		8	7
Amortization of acquisition-related intangible assets	-	6		2	11
Acquisition, integration and reorganization related costs	2	2		5	3
Marketing Applications gross margin - excluded in 2016*	(17)	*		(34)	*
Non-GAAP Gross Margin	$299	$338	(12)%	$560	$625	(10)%
% of Revenue	53.0%	54.3%		52.1%	51.9%
Operating Income/(Loss):
GAAP Operating Income/Loss	$87	$(262)		$45	$(232)
% of Revenue	14.5%	(42.1)%		3.9%	(19.3)%

Excluding:
Stock-based compensation expense	12	13		33	30
Amortization of acquisition-related intangible assets	2	11		7	22
Acquisition, integration and reorganization related costs	20	5		40	8
Impairment of goodwill and other assets	-	340		80	340
Marketing Applications operating loss – excluded in 2016*	10	*		18	*
Non-GAAP Operating Income	$131	$107	22%	$223	$168	33%
% of Revenue	23.2%	17.2%		20.7%	13.9%
Net Income/(Loss):
GAAP Net Income/Loss	$64	$(265)		$18	$(243)
% of Revenue	10.7%	(42.5)%		1.6%	(20.2)%

Excluding:
Stock-based compensation expense	9	9		22	21
Amortization of acquisition-related intangible assets	1	6		4	14
Acquisition, integration and reorganization related costs	13	3		26	5
(Gain)/loss on equity investments	-	(9)		-	(9)
Impairment of goodwill and other assets	-	332		73	332
Marketing Applications net loss – excluded in 2016*	7	*		13	*
Non-GAAP Net Income	$94	$76	24%	$156	$120	30%
% of Revenue	16.7%	12.2%		14.5%	10.0%

	For the Three Months		For the Six Months
	Ended June 30		Ended June 30
Earnings Per Share:	2016	2015	2016	2015	Full-Year 2016 Guidance
GAAP (Loss)/Earnings Per Share	$0.49	$(1.87)	$0.14	$(1.69)	$0.89 - $1.04
Excluding:
Stock-based compensation expense	0.07	0.06	0.17	0.15	0.36
Amortization of acquisition-related intangible assets	0.01	0.04	0.03	0.10	0.05
Acquisition, integration and reorganization related costs	0.09	0.02	0.20	0.03	0.26
Net (gain)/loss on equity investments	-	(0.06)	-	(0.06)
Impairment of goodwill and other assets	-	2.34	0.55	2.31	0.55
Marketing Applications loss per share – excluded in 2016	0.05	*	0.10	*	0.24**
Impact of dilution***	-	-	-	(0.02)	-
Non-GAAP Diluted Earnings Per Share	$0.71	$0.53	$1.19	$0.82	$2.35 - $2.50

*Represents the results of operations of Teradata’s Marketing Applications business in 2016, which is an adjustment to arrive at non-GAAP results due to sale of the business on July 1, 2016. 2015 results have not been adjusted to exclude this business because it was core to the company’s operations in 2015.

**The full year 2016 GAAP guidance reflects the 2016 results of operations of the Marketing Applications business prior to it being sold on July 1, 2016 and the incremental discrete GAAP tax expense associated with the sale.

*** Represents the impact to earnings per share as a result of moving from basic to diluted shares. See the Reconciliation of Results - GAAP to Non-GAAP for basic and diluted shares in the three and six months ended June 30, 2015 on the Investor Relations page of the company’s website at investor.teradata.com.

3.
As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	For the Three Months Ended June 30		For the Six Months Ended June 30
	(in millions)		(in millions)
	2016	2015	2016	2015

Cash provided by operating activities (GAAP)	$99	$80	$350	$302
Less capital expenditures for:
Expenditures for property and equipment	(9)	(12)	(17)	(29)
Additions to capitalized software	(18)	(15)	(36)	(30)
Total capital expenditures	(27)	(27)	(53)	(59)
Free Cash Flow (non-GAAP measure)(3)	$72	$53	$297	$243

Note to Investors
This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’

earnings estimates, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business, including the increased pressure on price/performance for data analytics solutions and changes in customer’s buying patterns; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; failure to realize the anticipated benefits of our business transformation program, divestitures, senior management changes, or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad (including Brexit); the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality, security and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class and secure internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Teradata
Teradata (NYSE: TDC) offers a leading portfolio of big data analytic solutions and services that help organizations gain a sustainable competitive advantage with data. For more information regarding Teradata visit teradata.com.
Get to know Teradata:
Teradata and the Teradata logo are trademarks or registered trademarks of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

INVESTOR CONTACT: Gregg Swearingen Teradata (937) 242-4600 gregg.swearingen@teradata.com	MEDIA CONTACT: Mike O’Sullivan Teradata (937) 242-4786 mike.osullivan@teradata.com
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					Schedule A
TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended June 30
	Three Months			Six Months
	2016	2015	% Chg	2016	2015	% Chg
Revenue
Products	$228	$256	(11)%	$422	$497	(15)%
Services	371	367	1%	722	708	2%
Total revenue	599	623	(4)%	1,144	1,205	(5)%

Product gross margin	139	163		255	295
% of Revenue	61.0%	63.7%		60.4%	59.4%
Services gross margin	171	164		324	309
% of Revenue	46.1%	44.7%		44.9%	43.6%
Total gross margin	310	327		579	604
% of Revenue	51.8%	52.5%		50.6%	50.1%

Selling, general and administrative expenses	172	190		346	374
Research and development expenses	51	59		108	122
Impairment of goodwill and other assets	—	340		80	340
Income (loss) from operations	87	(262)		45	(232)
% of Revenue	14.5%	(42.1)%		3.9%	(19.3)%

Other (expense) income, net	(2)	13		(5)	13
Income (loss) before income taxes	85	(249)		40	(219)
% of Revenue	14.2%	(40.0)%		3.5%	(18.2)%

Income tax expense	21	16		22	24
% Tax rate	24.7%	(6.4)%		55%	(11.0)%

Net income (loss)	$64	$(265)		$18	$(243)
% of Revenue	10.7%	(42.5)%		1.6%	(20.2)%

Net income (loss) per common share
Basic	$0.49	$(1.87)		$0.14	$(1.69)
Diluted	$0.49	$(1.87)		$0.14	$(1.69)

Weighted average common shares outstanding
Basic	129.8	141.9		129.6	143.6
Diluted	131.5	141.9		131.2	143.6

			Schedule B
TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)
	June 30,	March 31,	December 31,
	2016	2016	2015
Assets

Current assets
Cash and cash equivalents	$909	$917	$839
Accounts receivable, net	465	519	580
Inventories	37	54	49
Assets held for sale	130	139	214
Other current assets	54	48	52

Total current assets	1,595	1,677	1,734

Property and equipment, net	129	131	143
Capitalized software, net	192	190	190
Goodwill	384	384	380
Acquired intangible assets	15	17	22
Deferred income taxes	48	48	41
Other assets	19	17	17
Total assets	$2,382	$2,464	$2,527

Liabilities and stockholders' equity

Current liabilities
Current portion of long-term debt	$30	$30	$30
Short-term borrowings	—	80	180
Accounts payable	104	83	96
Payroll and benefits liabilities	125	118	120
Deferred revenue	430	506	367
Liabilities held for sale	43	55	58
Other current liabilities	87	96	102
Total current liabilities	819	968	953

Long-term debt	552	560	567
Pension and other postemployment plan liabilities	88	81	89
Long-term deferred revenue	16	15	15
Deferred tax liabilities	17	20	28
Other liabilities	26	26	26
Total liabilities	1,518	1,670	1,678

Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,178	1,158	1,128
(Accumulated deficit) retained earnings	(246)	(297)	(204)
Accumulated other comprehensive loss	(69)	(68)	(76)
Total stockholders' equity	864	794	849

Total liabilities and stockholders' equity	$2,382	$2,464	$2,527

				Schedule C
TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended June 30
	Three Months		Six Months
	2016	2015	2016	2015
Operating activities
Net income (loss)	$64	$(265)	$18	$(243)

Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	31	42	65	84
Stock-based compensation expense	12	13	33	30
Excess tax benefit from stock-based compensation	(1)	—	(2)	—
Deferred income taxes	(5)	(12)	(15)	(18)
Gain on investments	—	(15)	—	(15)
Impairment of goodwill and other assets	—	340	80	340
Changes in assets and liabilities:
Receivables	56	72	122	109
Inventories	16	(4)	11	(8)
Current payables and accrued expenses	6	(41)	(10)	(28)
Deferred revenue	(76)	(46)	64	74
Other assets and liabilities	(4)	(4)	(16)	(23)

Net cash provided by operating activities	99	80	350	302

Investing activities
Expenditures for property and equipment	(9)	(12)	(17)	(29)
Proceeds for sale of property and equipment	5	—	5	—
Additions to capitalized software	(18)	(15)	(36)	(30)
Business acquisitions and other investing activities	(1)	14	(4)	14

Net cash used in investing activities	(23)	(13)	(52)	(45)

Financing activities
Repurchases of common stock	(4)	(39)	(51)	(308)
Proceeds from long-term borrowings	—	—	—	600
Repayments of long-term borrowings	(8)	—	(15)	(247)
Repayments of credit facility borrowings	(80)	—	(180)	(220)
Excess tax benefit from stock-based compensation	1	—	2	—
Other financing activities, net	9	8	16	14

Net cash used in financing activities	(82)	(31)	(228)	(161)

Effect of exchange rate changes on cash and cash equivalents	(2)	4	—	(9)

(Decrease) increase in cash and cash equivalents	(8)	40	70	87
Cash and cash equivalents at beginning of period	917	881	839	834

Cash and cash equivalents at end of period	$909	$921	$909	$921

								Schedule D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)
	For the Three Months Ended June 30				For the Six Months Ended June 30
	2016	2015	% Change As Reported	% Change Constant Currency	2016	2015	% Change As Reported	% Change Constant Currency
Segment Revenue

Americas Data and Analytics	$325	$348	(7)%	(6)%	$620	$684	(9)%	(8)%
International Data and Analytics	239	237	1%	2%	455	445	2%	4%
Total Data and Analytics	564	585	(4)%	(3)%	1,075	1,129	(5)%	(3)%

Marketing Applications	35	38	(8)%	(7)%	69	76	(9)%	(8)%

Total revenue	599	623	(4)%	(3)%	1,144	1,205	(5)%	(4)%

Segment gross margin

Americas Data and Analytics	183	204			347	383
% of Revenue	56.3%	58.6%			56.0%	56.0%

International Data and Analytics	116	118			213	211
% of Revenue	48.5%	49.8%			46.8%	47.4%

Total Data and Analytics gross margin	299	322			560	594
% of Revenue	53.0%	55.0%			52.1%	52.6%

Marketing Applications	16	16			33	31
% of Revenue	45.7%	42.1%			47.8%	40.8%

Total segment gross margin	315	338			593	625
% of Revenue	52.6%	54.3%			51.8%	51.9%

Reconciling items(1)	(5)	(11)			(14)	(21)

Total gross margin	$310	$327			$579	$604
% of Revenue	51.8%	52.5%			50.6%	50.1%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.